Exhibit 99.3

                                                    Filed by IAC/InterActiveCorp
                                                            Pursuant to Rule 425
                                                Under the Securities Act of 1933
                                                    Deemed filed and Rule 14a-12
                                       Under the Securities Exchange Act of 1934
                                                     Commission File No. 0-20570

              EMPLOYEE Q&A: IAC PLAN TO SEPARATE INTO TWO COMPANIES

                                December 21, 2004

We announced today a plan to separate IAC/InterActiveCorp into two publicly traded companies, one holding travel-related businesses, which will be named Expedia, and the other holding IAC's remaining businesses, which will retain the name IAC. References below to Expedia or IAC are to the companies after the transaction.

     1. HOW WILL THE TRANSACTION AFFECT MY EMPLOYMENT?

     We expect you will continue to be employed by the business you currently work for, subject to the same terms and conditions that exist today.

     2. WHAT HAPPENS TO MY EMPLOYEE EQUITY?

         o We expect your restricted stock units ("RSUs") will become RSUs of IAC or Expedia depending on the business you work for. The number of RSUs you hold will be adjusted so that their value right after the transaction will be the same as their value right before the transaction, and they will have identical vesting terms and otherwise be consistent with the existing terms of your RSUs.

         o We expect any vested and unvested employee stock options you hold will become options of either IAC or Expedia depending on the business you work for. As part of the transaction, there will be adjustments to the number of shares that may be acquired upon exercise of each option and to the exercise price so that the intrinsic value of the option right after the transaction will be the same as the value right before the transaction. Each adjusted option will have identical vesting terms, and otherwise be consistent with the terms of your existing stock option.

     3. WHAT HAPPENS TO THE EMPLOYEE WARRANTS HELD BY EXPEDIA EMPLOYEES?

     They will be treated the same as all other IAC warrants. The exact mechanics are still under discussion, but we expect warrants to be exercisable for shares of both IAC and Expedia pursuant to the terms of the security.

     4. WHAT HAPPENS TO MY PARTICIPATION IN THE IAC 401(K) PLAN AND MY ACCOUNT BALANCE?

     If you participate in the IAC 401(k) plan, and your business remains with IAC, your participation will continue. If you participate in the IAC 401(k) plan, and your business is

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     part of Expedia,  your IAC 401(k) plan account  balance and any outstanding loans will be transferred over into a new Expedia plan. We'll keep you informed as the 401(k) plan transition progresses.

     5. WHAT HAPPENS TO MY BENEFITS?

     We do not expect any change to your benefits. IAC employees will remain in the IAC plans and Expedia employees will transition to Expedia plans. We'll keep you informed as the health and welfare benefits transition progresses.



Information presented in this document is intended to communicate certain information to employees of IAC and its businesses in connection with the announced transaction whereby IAC will be split into two companies, Expedia and IAC. Nothing in this document shall confer upon any employee any right to continue in the employ of IAC or any of its businesses or interfere in any way with the right of IAC or any such business to terminate the employees employment at any time.


ADDITIONAL INFORMATION
In connection with the proposed spin-off it is currently expected that IAC will file a proxy statement/prospectus with the Securities and Exchange Commission (the "SEC"). Stockholders of IAC are urged to read the proxy statement/prospectus, when it becomes available, because it will contain important information about IAC, the proposed spin-off transaction and related matters. Investors and security holders can obtain free copies of the proxy statement/prospectus when it becomes available by contacting Investor Relations, IAC/InterActiveCorp, Carnegie Hall Tower, 152 W. 57th Street, 42nd Floor, New York, NY 10019 (Telephone: (212) 314-7400). Investors and security holders can also obtain free copies of the proxy statement/prospectus and other documents filed by IAC and Expedia with the SEC in connection with the proposed spin-off transaction at the SEC's web site at WWW.SEC.GOV.

In addition to the proxy statement, IAC files annual, quarterly and current reports, proxy statements and other information with the SEC, each of which should be available at the SEC's web site at WWW.SEC.GOV. You may also read and copy any reports, statements and other information filed by IAC at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

IAC and its directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of IAC's stockholders to approve the proposed spin-off transaction. Such individuals may have interests in the transaction as described herein, including as a result of current holdings of options or shares of IAC's stock and future holdings of options or shares of Expedia's stock, which will be impacted in the transaction. Information regarding IAC and the equity interests of its directors and officers who may be deemed to be participants in the solicitation of proxies is contained in IAC's proxy statement, filed with the SEC on April 29, 2004.



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